Exhibit 4.15
Execution Copy
Certain portions of this document have been marked as to be unreadable pursuant to a confidential treatment request submitted by Campbell Resources Inc. to the U.S. Securities and Exchange Commission. The original contracts have been filed separately with the U.S. Securities and Exchange Commission as part of the confidential treatment request.
INVESTMENT AGREEMENT
THIS AGREEMENT made June 13, 2007,
AMONG:
[                    ], a body corporate incorporated under the laws of the Province of Alberta (“[          ]”)
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CAMPBELL RESOURCES INC., a corporation incorporated under the laws of Canada (the “Parent”)
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MSV RESOURCES INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of the Province of Quebec (the “Subsidiary”)
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6479499 CANADA INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of Canada (the “Other Subsidiary”)
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[                    ], a subsidiary corporation of the Parent incorporated under the laws of the Province of Alberta (the “Alberta Subsidiary”)
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     WHEREAS the Parent is the legal and beneficial owner of the issued and outstanding shares of the Subsidiary;
     AND WHEREAS the Subsidiary is proposing to complete a corporate reorganization and to thereafter seek to source and pursue a corporate business opportunity, with the assistance of [          ];

     AND WHEREAS the Parent wishes to provide for the purchase by [     ] of a secured convertible debenture to be issued by the Alberta Subsidiary, such debenture to be convertible into approximately [     ]% of the Alberta Subsidiary Shares (and more particularly, to be convertible into [     ]% of the Alberta Subsidiary Voting Shares and all of the Alberta Subsidiary Non-Voting Shares) as herein provided.
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     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of this Agreement and the mutual terms and conditions set forth herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the Parties), the Parties hereto agree as follows:
ARTICLE I
INTERPRETATION
1.1 Definitions
Capitalized terms used in this Agreement, including the recitals and Schedules attached to this Agreement, shall have the meanings specified for those terms below, and if no meaning is specified for a capitalized term below, then that term shall have the meaning provided for that term in the part of this Agreement in which that term is defined:
(a)	“Acquired Debenture” means the secured convertible debenture of the Alberta Subsidiary, in substantially the form attached as Schedule “G” hereto, in the principal amount of $[ ] to be acquired by [ ] and contemplated by this Agreement (such debenture being convertible into [ ]% of the Alberta Subsidiary Voting Shares and such number of Alberta Subsidiary Non-Voting Shares, as to represent approximately [ ]% of the Alberta Subsidiary Shares issued and outstanding after conversion);

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(b)	“Acquisition Proposal” has the meaning given to it in Section 4.3(a)(i) hereof;

(c)	“Agreement”, “herein”, “hereto”, “hereof” and similar expressions refer to this agreement, including the recitals to this agreement, and not to any particular article, section, subsection or other subdivision of this agreement, and include every agreement varying, modifying, amending or supplementing this agreement;

(d)	“Alberta Subsidiary Non-Voting Shares” means the class of non-voting common shares of the Alberta Subsidiary authorized for issuance at the time of the incorporation of the Alberta Subsidiary;

(e)	“Alberta Subsidiary Note” means a promissory note [ ], in substantially the form attached as Schedule “H” hereto, having a principal amount [ ];

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(f)	“Alberta Subsidiary Shares” means all of the issued and outstanding shares in the capital of the Alberta Subsidiary, which at the Effective Time will consist only of common shares, assuming no changes in the share capital of the Alberta Subsidiary occur prior to or at the Effective Time other than as contemplated by the Reorganization;

(g)	“Alberta Subsidiary Voting Shares” means the common shares of the Alberta Subsidiary;

(h)	“Applicable Laws” means any statute, bylaw, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject;

(i)	“Books and Records” means all tax records, accounting and financial, minute books, share registers and other records relevant to the current or former business of a Person (whether or not in written, printed, electronic or computer printout form);

(j)	“Business Day” means any day other than a Saturday or a Sunday or a statutory holiday in Alberta or in Quebec;

(k)	“Campbell Group” has the meaning given to it in Section 6.1;

(l)	“CCAA Plan” means the arrangement plan of the Subsidiary sanctioned by the Superior Court of Quebec on June 27, 2006;

(m)	[ ]

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(n)	“Claim” means a Direct Claim or a Third Party Claim;

(o)	“Claim Information” has the meaning given to it in Section 6.6;

(p)	“Claim Period” has the meaning given to it in Section 6.5;

(q)	“Class H Note” has the meaning given to it in Section 3.1(f)

(r)	“Closing Date” means such date, following completion of the Reorganization, and on or prior to the Outside Date, as the Parties acting reasonably agree to in writing;

(s)	“Corporate Opportunity” means a potential transaction or a series of potential transactions made available to the Alberta Subsidiary involving a corporate acquisition, asset acquisition, arrangement or other transaction or transactions pursuant to which the Alberta Subsidiary, or a successor thereof, would issue equity or debt, acquire assets or shares or complete another similar transaction provided that such transaction or series of transactions do not result in the Parent incurring any material obligations or financial liability as a consequence of such transaction or series of transactions;

(t)	“Debtco” means the corporation incorporated pursuant to the laws of Québec as part of the Reorganization;

(u)	“Direct Claim” has the meaning given to it in Section 6.4;

(v)	“Dissolution Date” has the meaning given to it in Section 3.2;

(w)	“Effective Time” means 9:00 a.m. (Calgary time) on the Closing Date;

(x)	“Encumbrances” means all liens, charges, pledges, mortgages, security interests, claims, and other encumbrances of whatsoever nature and kind, whether actual or contingent;

(y)	“Environmental Condition” means any circumstance arising from:
(i)	a Release of any Hazardous Substance; or

(ii)	a violation of any Environmental Laws or any Environmental Permits;
(z)	“Environmental Laws” means all applicable statutes, regulations, ordinances, by-laws orders, interim directives, and all international treaties and agreements, now in force or existence in Canada (whether federal, provincial, or municipal) relating to the protection and preservation of the environment and occupational health and safety or Hazardous Substances, including, the Canadian Environmental Protection Act (1999) (Canada), the Mining Act (Québec) and the Environmental Quality Act (Québec);

(aa)	“Environmental Permits” means all orders, permits, certificates, approvals, consents, registrations and licenses issued by any authority of competent jurisdiction under Environmental Laws;

(bb)	“Financial Statements” means the financial statements of the Subsidiary for the three fiscal years ending December 31, 2006, December 31, 2005, and December 31, 2004;

(cc)	“GAAP” means generally accepted accounting principles in effect in Canada including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants;

(dd)	“Governmental Entity” means any applicable court or tribunal in any jurisdiction or any federal, provincial, municipal or other governmental body, agency, authority, department, commission, stock exchange, board, instrumentality, official or tribunal thereof;

(ee)	“Hazardous Substance” means any waste, contaminant, toxic substance, hazardous waste or dangerous good, as defined or regulated under any Environmental Laws, or pollutant which when Released to the environment is likely to cause, at some immediate or future time, material harm or degradation to the environment or material risk to human health and includes without limitation any chlorinated hydrocarbon, petroleum hydrocarbon or any derivative or component thereof;

(ff)	“Liabilities” means all indebtedness, liabilities and obligations of any kind whatsoever of the Subsidiary in respect of or relating to the assets, business, operations, contracts or commitments of the Subsidiary, whether actual or contingent, known or unknown, including any and all Losses;

(gg)	“Losses” means, in respect of any matter, any and all claims, demands, actions, proceedings, causes of action, losses, damages, liabilities, deficiencies, interest, penalties, fines, and amounts paid in settlement, costs and expenses of every nature and kind whatsoever (including, without limitation, all legal fees rendered on a solicitor and his own client basis and other professional fees and disbursements) arising directly or indirectly as a consequence of such matter, other than consequential damages or economic loss;

(hh)	“[ ] Purchase” means the acquisition by [ ] from the Alberta Subsidiary at the Effective Time of the Acquired Debenture pursuant to this Agreement;

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(ii)	“Outside Date” means August 31, 2007, or such later date as the Parties acting reasonably agree to in writing;

(jj)	“Parent Indebtedness” means all outstanding debts owing from the Subsidiary to the Parent;

(kk)	“Parties” means the parties to this Agreement and “Party” means any one of them;

(ll)	“Person” means any individual, corporation, body corporate, partnership, joint venture, association, trust, Governmental Entity, or other legal entity;

(mm)	“Prior Period Taxes” means all Taxes accrued, payable or owed by Subsidiary or any predecessor corporation thereto up to the Effective Time, including all Taxes due, payable or owed in respect of the taxation period ending on or immediately before the Effective Time;

(nn)	“Prime Rate” means the rate of interest (expressed as a rate per annum) announced from time to time by the Royal Bank of Canada as the reference rate which is used by such bank for determining interest rates on Canadian dollar commercial loans made by it in Canada, as varied by such bank from time to time;

(oo)	“Purchase Price” has the meaning ascribed to that term in Section 2.1;

(pp)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating or disposing (including, but not limited to, the abandoning or discarding of barrels, containers and other materials or refuse containing any Hazardous Substance) of a Hazardous Substance into the environment;

(qq)	“Remaining Assets” means the Tax Attributes and all copies of the documentation related to, and supporting, the Tax Attributes together with any mining tax credits, entitlement to GST and QST refunds and other amounts receivable pursuant to Tax legislation;

(rr)	“Reorganization” means the reorganization of the Subsidiary and related steps described in Article 3;

(ss)	“Representative” has the meaning ascribed to that term in Section 4.4;

(tt)	“Tax” or “Taxes” includes all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Entity (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges;

(uu)	“Tax Act” means the Income Tax Act (Canada);

(vv)	“Tax Attributes” means the Subsidiary’s cumulative Canadian development expenses, undepreciated capital cost and Canadian non-capital losses and computed in accordance with both federal and Quebec legislation; and

(ww)	“Third Party Claim” has the meaning given to it in Section 6.4.
1.2	Sections and Headings
The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Schedule refers to the specified Article or Section of, or Schedule to, this Agreement.
1.3	Number and Gender
In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders.
1.4	Currency
Unless otherwise indicated, all dollar amounts in this Agreement are expressed in Canadian dollars.
1.5	Accounting References
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where the application of such principles is inconsistent with, or limited by, the terms of this Agreement.
1.6 Statutory References
Except to the extent otherwise indicated, any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time and any statute or regulation that supplements or supersedes such statute or regulations.
1.7	Conflict or Inconsistency
Wherever any provision, whether express or implied, of any Schedule hereto conflicts or is at variance with any provision in the main body of this Agreement, the provision in the main body shall prevail.

Wherever any provision, whether express or implied, of this Agreement conflicts with or is at variance with any documentation issued in furtherance hereof, the provision of this Agreement shall prevail.
1.8	Schedules
The following Schedules are attached to and form part of this Agreement:
     Schedule A            Representations of Parent and Subsidiaries
     Schedule B            Representations of [     ]
     Schedule C            Disclosure Schedule
     Schedule D            Consents and Approvals
     Schedule E            Third Party Releases
     Schedule F            Asset Transfer Agreement
     Schedule G            Form of Acquired Debenture
     Schedule H            Form of Alberta Subsidiary Note
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ARTICLE II
PURCHASE AND SALE OF THE ACQUIRED SHARES
2.1	Purchase and Sale
Subject to the satisfaction of the conditions precedent set forth herein, [     ] agrees to purchase the Acquired Debenture from the Alberta Subsidiary and the Alberta Subsidiary agrees to issue the Acquired Debenture to [     ] at the Effective Time. The consideration payable for the Acquired Debenture shall be cash in the amount of [     ] and the other covenants of this Agreement (the “Purchase Price”). The Acquired Debenture shall be in substantially the form attached as Schedule “G” hereto.
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ARTICLE III
REORGANIZATION
3.1	Reorganization of the Subsidiary
Forthwith after execution of this Agreement, the Parent, Subsidiary and Alberta Subsidiary shall proceed expeditiously to complete the Reorganization as follows:
(a)	use its best efforts to satisfy all of the conditions of the CCAA Plan and take all other steps related to its implementation;

(b)	complete the transfer by the Subsidiary of all of its assets (other than the Remaining Assets) to the Other Subsidiary which occurred pursuant to an asset purchase agreement effective as of April 1, 2007;

(c)	in connection with the transfer of assets referenced in this Section 3.1:

(i)	obtain releases from the Ministry of Natural Resources and Wildlife with respect to all reclamation duties under approved reclamation plans, pursuant to Section 232.10 of the Mining Act (Québec);

(ii)	cause the transfer of all transferable certificates of authorization to the Other Subsidiary pursuant to the second paragraph of Section 22 of the Environment Quality Act (Québec);

(iii)	obtain releases in a form satisfactory to [ ], acting reasonably, for the Subsidiary from the third parties listed in Schedule E hereto;

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(iv)	take the necessary steps to update the public registers and cancel the relevant registrations and inscriptions, including all registrations in favour of both the Royal Bank of Canada and Corporation Copper Rand at the Québec personal property security registry; and
(d)	obtain the consents and approvals described in Schedule D;

(e)	cause the Subsidiary or Alberta Subsidiary, as applicable, to hold in trust for the Other Subsidiary the benefit of any contracts or claims that are not assignable without consent until such consents are received as identified in Schedule D and thereafter complete the assignment of such contracts or claims to the Other Subsidiary, and in connection therewith the Parent, the Alberta Subsidiary and the Subsidiary will use their best efforts to obtain such consents and complete such assignments as expeditiously as possible and the Parent, Subsidiary and the Other Subsidiary will indemnify the Alberta Subsidiary against any obligations of or liabilities incurred by the Alberta Subsidiary in connection with such contracts or claims prior to the completion of such assignments;

(f)	[ ]

(g)	[ ]

(h)	[ ]

(i)	[ ]

(j)	[ ]

(k)	[ ]

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(l)	cause the Alberta Subsidiary to provide to each of the directors and officers of the Alberta Subsidiary an indemnity, in form and substance as are consistent with the indemnity granted by the Parent to its directors and officers, in respect of all Losses that may be suffered by such directors and officers that arise from or relate to their conduct as officers and/or directors of the Alberta Subsidiary and maintain policies of directors and officers insurance as are consistent with the coverage and protection afforded by the Parent’s own policies of insurance for directors and officers;
(m)	reduce the issued and paid-up capital of the Subsidiary, without repayment of capital, and cause the commencement of the wind-up of the Subsidiary into the Alberta Subsidiary, in accordance with Section 3.2 hereof;

(n)	file, and cause the Subsidiary, the Alberta Subsidiary and the Other Subsidiary to file, all such tax elections as may be necessary or desirable;

(o)	cause to be prepared audited financial statements of the Subsidiary for the fiscal year ended December 31, 2006, provided that if the acquisition of the Acquired Debenture by [ ] is completed, the reasonable costs for the preparation of such financial statements shall be for the account of [ ].

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[     ] shall be satisfied, acting reasonably, with all such transfer and assumption documentation and tax elections to be filed in connection therewith prior to execution or filing thereof, and the Parent agrees to provide [     ] with copies thereof for its prior written approval. The Parent shall also provide [     ] with copies of all executed and filed documentation after execution and filing thereof and certified copies of all necessary corporate resolutions, consents or agreements regarding such transfer and assumption.
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3.2	Dissolution of the Subsidiary
Immediately following the Closing Date, the Alberta Subsidiary shall cause the Subsidiary to commence the winding-up of the Subsidiary into the Alberta Subsidiary with the final dissolution of the Subsidiary pursuant to the Companies Act (Québec) to occur on the earlier of: (i) as soon as possible after the receipt by the Subsidiary of the proceeds of the mining credits and GST/QST reimbursements and other amounts to be paid to the Subsidiary pursuant to Tax legislation; and (ii) December 31, 2008 (the “Dissolution Date”), and shall provide [     ] with filed copies of all documentation evidencing the dissolution of the Subsidiary. The Parent may extend the Dissolution Date for up to 60 days per extension upon written notice to [     ] and to the Alberta Subsidiary provided that the Parent may extend the Dissolution Date twice on this basis and the Parent shall pay to [     ] an extension fee of [     ] in respect of each extension. Such fees shall be deemed to be fully earned upon receipt as a fair assessment of the damages incurred by [     ] as a result of such extension and shall be non-refundable.
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3.3	Directors of the Alberta Subsidiary
The Parent shall exercise its best efforts to ensure that a nominee of [     ] is added to the board of directors of the Alberta Subsidiary and that such nominee, along with André Y. Fortier (the “Campbell Nominee”) shall be the sole directors of the Alberta Subsidiary, effective as of the Effective Time. The Parent shall exercise its best efforts to cause the Campbell Nominees to continue as directors of the Alberta Subsidiary until the closing of a subsequent sale, assignment, repayment or conversion of the

Acquired Debenture, at which time it shall exercise its best efforts to cause each of the Campbell Nominees to resign as an officer and director and provide a mutual release of all claims he or she may have against the Alberta Subsidiary and vice versa, other than claims in respect of indemnification.
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ARTICLE IV
COVENANTS OF PARENT AND SUBSIDIARIES
4.1	Covenants During Certain Periods
From the date hereof until the repayment, conversion or further sale or assignment of the Acquired Debenture by [     ]:
(a)	the Parent shall cause the Subsidiary, the Alberta Subsidiary and the Other Subsidiary to, and the Subsidiary, the Alberta Subsidiary and the Other Subsidiary shall, observe, perform and comply in all material respects with all their respective covenants, agreements and obligations;

(b)	other than as contemplated by this Agreement or on conversion of the Acquired Debenture, the Parent shall cause the Subsidiary and the Alberta Subsidiary not to, and the Subsidiary and the Alberta Subsidiary shall not, without the prior written consent of [ ]:

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(i)	issue any shares, options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of the Subsidiary or the Alberta Subsidiary;

(ii)	pledge, encumber or agree to pledge or encumber any shares of, the Subsidiary or the Alberta Subsidiary;

(iii)	sell, transfer or dispose of or agree to sell, transfer or dispose of any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of the Subsidiary or the Alberta Subsidiary;

(iv)	change or amend the constating documents or by-laws of the Subsidiary or the Alberta Subsidiary; or

(v)	split, combine or reclassify any outstanding shares of the Subsidiary, or otherwise amend the terms of its share capital or the Alberta Subsidiary;
(c)	other than as contemplated by this Agreement, the Parent shall not, and to the extent applicable the Subsidiary and the Alberta Subsidiary shall not except as contemplated by Article 3, without the prior written consent of [ ] which shall not be unreasonably withheld:

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(i)	redeem or purchase any shares of the Subsidiary or the Alberta Subsidiary or reduce the stated capital of the Subsidiary or the Alberta Subsidiary or any of its outstanding securities;

(ii)	reorganize, amalgamate, merge or continue the Subsidiary or the Alberta Subsidiary with any other Person;

(iii)	take any action or make any commitment with respect to, or in contemplation of, any complete or partial liquidation, dissolution or other winding-up of the Subsidiary or the Alberta Subsidiary;

(iv)	declare and/or pay dividends of the Subsidiary or the Alberta Subsidiary or reduce the capital of the Subsidiary or the Alberta Subsidiary except as such relate to the further distribution of the Purchase Price;

(v)	[ ]

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(vi)	take any action which would render or that reasonably may be expected to render the representations and warranties contained in Sections 14, 17, 20 and 21 of Schedule A to this Agreement untrue in any way;

(vii)	enter into, assign, terminate or amend any contract or agreement in respect of the Alberta Subsidiary or the Subsidiary;

(viii)	create any Encumbrance on any of the assets of the Alberta Subsidiary or the Subsidiary;

(ix)	allow the Alberta Subsidiary or the Subsidiary to create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become subject to any liability or become liable or responsible for the obligations of any other Person;

(x)	allow the Alberta Subsidiary or the Subsidiary to make any loans, advances, or capital contributions to, or investments in, any other Person;

(xi)	change in any respect any of the accounting principles or practices used by the Alberta Subsidiary or the Subsidiary, except for any change required by reason of a concurrent change in GAAP;

(xii)	make any material filing in respect of the Alberta Subsidiary or the Subsidiary with any Governmental Entity, except as required by Applicable Laws and then only to the extent required and with 10 days prior notice to [ ] to the extent feasible;

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(xiii)	enter into any agreement related to Taxes owing by the Alberta Subsidiary or the Subsidiary, settle any claim or liability relating to any matter involving Taxes owing by the Alberta Subsidiary or the Subsidiary or consent to any claim or assessment relating to Taxes owing by the Alberta Subsidiary or the Subsidiary or any waiver of any limitation period for any such claim or assessment;

(xiv)	transfer or otherwise alienate any aspect of the assets of the Alberta Subsidiary or the Subsidiary remaining after the completion of the Reorganization;

(xv)	permit the Subsidiary or the Alberta Subsidiary to acquire any assets;
(d)	the Parent covenants and agrees that it shall notify [ ] of any fact which may create a material breach of a covenant, an impediment to the completion of the transaction (including the inability to satisfy a condition) or which may lead to a material adverse change in the Alberta Subsidiary or the Subsidiary;

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(e)	each of the Alberta Subsidiary and the Subsidiary shall not engage in any activity other than examining and pursuing a Corporate Opportunity and completing its obligations pursuant to this Agreement.
4.2	Covenants of the Subsidiaries
Immediately following the Closing Date, the Alberta Subsidiary shall cause the Purchase Price to be advanced to the Subsidiary and the Subsidiary shall pay such Purchase Price amount to the Parent in full satisfaction of all outstanding Parent Indebtedness, but for the Subsidiary Note.
4.3	Non-Solicitation
(a)	From the date of this Agreement, other than as already publicly disclosed by the Parent, the Parent shall not, and shall cause the Alberta Subsidiary and the Subsidiary not to, through any officer, director, employee, representative or agent of the Parent, the Alberta Subsidiary, the Subsidiary or otherwise, without the prior written consent of [ ]:

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(i)	solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) any inquiries or proposals regarding any merger, amalgamation, arrangement, take-over bid, sale of treasury shares or any similar transaction involving the Alberta Subsidiary or the Subsidiary (any of the foregoing inquiries or proposals being referred to herein as an “Acquisition Proposal”); or

(ii)	provide any confidential information to, participate in any discussions or negotiations relating to any such transactions with, or otherwise cooperate with or assist or participate in any effort to take such action by, any Person or group in connection with the Alberta Subsidiary or the Subsidiary.
(b)	The Parent shall, and shall direct and use reasonable efforts to cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties, other than [ ], with respect to any actual, future or potential Acquisition Proposal.

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(c)	The Parent shall immediately notify [ ] of any future Acquisition Proposal or any request following the date hereof for non-public information relating to the Alberta Subsidiary or the Subsidiary in connection with an Acquisition Proposal or for access to the properties, Books and Records of the Alberta Subsidiary or the Subsidiary by any Person that informs the Alberta Subsidiary or the Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to [ ] shall be made, from time to time, orally and in writing and shall indicate such details of the proposal, inquiry or contact known to the Parent as [ ] may reasonably request, including the identity of the Person making such proposal, inquiry or contact.

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4.4	Access to Information
To the extent the following items are in its possession or control, and until the conversion, repayment or further sale or assignment of the Acquired Debenture:
(a)	the Parent shall afford [ ]’s officers, employees, counsel, investment bankers, accountants and other authorized representatives and advisors (the “Representatives”) access at all reasonable times to the Books and Records of the Subsidiary and to the Books and Records of the Parent (or any of its affiliates) in respect of the business and affairs of the Subsidiary;

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(b)	the Parent shall give [ ] and its Representatives such copies and information with respect thereto as may be reasonably required and shall permit [ ] to make such review of the Books and Records of the Alberta Subsidiary and the Subsidiary and the Books and Records of the Parent (or any of its affiliates) in respect of the business and affairs of the Subsidiary as [ ] may see fit acting reasonably;

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(c)	the Parent shall also provide [ ] and its Representatives with access to the Parent’s management personnel that have knowledge of the Alberta Subsidiary and the Subsidiary and any prior business operations;

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(d)	the Parent, Subsidiary and Alberta Subsidiary will take such actions as are necessary to facilitate a debt or equity financing of Alberta Subsidiary in connection with a Corporate Opportunity proposed by [ ] to occur after closing of the

Reorganization, including attendance by their respective directors and officers, as necessary, at such due diligence sessions held as may reasonably be requested by [ ];

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(e)	the Parent shall prepare draft Tax returns for the Subsidiary in respect of the first taxation year ending after completion of the Reorganization, which shall be reviewed and approved by Alberta Subsidiary before being filed and, if outside review by tax advisors is required, Alberta Subsidiary shall pay for such review. Parent shall provide assistance to the Subsidiary and the Alberta Subsidiary in completing any filing, response to audit inquiry or any other matter relating to Prior Period Taxes.
For a period of five years after the conversion, repayment or further assignment of the Acquired Debenture, the Parent shall make available copies of such information and records related to the Tax Attributes and the historical activities of the Alberta Subsidiary and the Subsidiary as may be reasonably requested by the Alberta Subsidiary in order to permit the Alberta Subsidiary to complete financing, tax reporting or other activities related to its business.
ARTICLE V
REPRESENTATION AND WARRANTIES
5.1	Representations and Warranties of the Parent, the Subsidiary and the Alberta Subsidiary
(a)	The Parent, the Subsidiary and the Alberta Subsidiary jointly and severally make the representations and warranties set forth in Schedule A to and in favour of [ ] as at the date of this Agreement. The Parent, the Subsidiary and the Alberta Subsidiary shall further jointly and severally make the representations and warranties set forth in Schedule A to and in favour of [ ] as at the Effective Time.

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(b)	The Parent and the Subsidiary hereby expressly acknowledge that [ ] is relying on the representations and warranties of the Parent, the Subsidiary and the Alberta Subsidiary (as applicable) contained in this Agreement.

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5.2	[ ] Representations and Warranties
[     ] makes the representations and warranties set forth in Schedule B to and in favour of the Parent as at the date of this Agreement and as at the Effective Time. [     ] hereby expressly acknowledges that the Parent is relying on the representations and warranties of [     ] contained in this Agreement and in any agreement, certificate or other document delivered pursuant hereto in connection with the completion of the transactions described herein.
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5.3	Non-Waiver
Except where a Party has actual knowledge of a fact or occurrence, no investigations made by or on behalf of a Party hereto shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by any other Party hereto in or pursuant to this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
5.4	Survival
All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the closing of the purchase and sale contemplated hereunder.
ARTICLE VI
INDEMNIFICATION
6.1	Specific Indemnification by the Campbell Group
The Parent, Alberta Subsidiary and the Subsidiary (the “Campbell Group”) shall jointly and severally indemnify and save harmless [     ] and its directors and officers from all Losses suffered or incurred by [     ] as a result of or arising directly or indirectly out of or in connection with:
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(a)	any breach or any inaccuracy of any representation or warranty contained in this Agreement subject to compliance with the requirements of Section 6.5; and

(b)	any breach or non-performance by any member of the Campbell Group of any covenant or obligation to be performed by it that is contained in this Agreement.
Notwithstanding the above, [     ] and any successor or assign thereof shall not be entitled to be indemnified by any members of the Campbell Group in relation to (i) any Claim by a Governmental Entity that would have a negative impact on the Tax Attributes or (ii) any Claim with respect to the repayment of the Acquired Debenture.
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6.2	General Indemnification by the Campbell Group
Each of the members of the Campbell Group (other than the Alberta Subsidiary) shall jointly and severally indemnify and save harmless [     ] from and against all Losses and all liabilities (whether accrued, actual, contingent or otherwise), claims and demands whatsoever pursuant to Third Party Claims in connection with the Alberta Subsidiary, the Subsidiary or the conduct of the business of the Subsidiary, to the extent relating to matters that occurred or accrued on or prior to the Effective Time, whether or not any such matter was reasonably discoverable prior to the Effective Time. Without limiting the foregoing, the foregoing shall apply to:
(a)	all Third Party Claims arising in connection with Environmental Conditions or breaches of Environmental Laws by the Campbell Group (other than the Alberta

Subsidiary) prior to the Closing Date, whether or not disclosed to the Alberta Subsidiary or [ ]; and

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(b)	all liabilities for GST/QST or withholding taxes accrued, payable or owed by the Subsidiary or any predecessor corporation thereto up to the Effective Time.
Notwithstanding the above, [     ] shall not be entitled to be indemnified by any members of the Campbell Group in relation to any Claim by a Governmental Entity that would have a negative impact on the Tax Attributes.
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6.3	Indemnification by [ ]
[     ] shall indemnify and save harmless the Campbell Group from all Losses suffered or incurred by the Campbell Group as a result of or arising directly or indirectly out of or in connection with:
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(a)	any breach by [ ] of, or any inaccuracy of, any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto, subject to compliance with the requirements of Section 6.5; and

(b)	any breach or non-performance by [ ] of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.
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6.4	Notice of Claim
In the event that a Party (the “Indemnified Party”) shall become aware of any Loss in respect of which the other Party or Parties (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the claim arises as a result of a claim by a Person other than the Indemnified Party against the Indemnified Party (a “Third Party Claim”) or whether the claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):
(a)	the factual basis for the Loss; and

(b)	the amount of the Loss, if known.
If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Loss or Claim Information (as defined below) in time to effectively contest or evaluate the determination of any liability susceptible of being contested or evaluated, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give such notice of Claim Information on a timely basis.
6.5	Time Limits for Notice of Certain Claims
(a)	In order to be effective, a notice of a claim in respect of any indemnification obligation established by Section 6.1(a) or Section 6.3(a) must be made [ ] (the “Claim Period”). If a notice of claim has not been given within the Claim Period, then the party subject to such indemnification obligation shall have no further liability under this Agreement with respect to such representation or warranty. The Indemnified Party shall not be obligated to make a Claim as soon as the basis for such Claim is discovered but instead may make the Claim at any time up until the end of the Claim Period.

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(b)	Without prejudice to Section 6.4, a notice of a claim established by Section 6.1(a) in respect of breaches of representations and warranties concerning matters set out in:
(i)	Section 20 of Schedule A (Taxes) must be made before:
(A)	the expiration of thirty days following the period (including any extensions thereof), during which an assessment, reassessment, or other form of recognized document assessing liability for Taxes could be issued with respect to Taxes for which the Campbell Group may be liable pursuant to their obligation to indemnify the Purchaser under this Article; or

(B)	in the event of any liability for Taxes concerning any such assessment or reassessment, until the assessment or reassessment is finally concluded.
(ii)	Section 26 (Environmental Matters) of Schedule A must be made within seven (7) years of the Closing Date.
(c)	Notwithstanding the limitations set out in subsection 6.5(a), notice of any claim which is based on title to the Shares, intentional misrepresentation or fraud may be brought at any time.
6.6	Direct Claims
With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the claim, the Indemnifying Party shall have 14 days to make such investigation of the claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall forthwith make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim, together with all such other information or documentation as the Indemnifying Party may reasonably request (the “Claim Information”). If both parties agree at or prior to the expiration of such 14 day period (or any mutually agreed-upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which agreement the matter shall be determined by a court of competent jurisdiction.

6.7	Third Party Claims
(a)	With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim;

(b)	If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party (on a solicitor and his own client basis) unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses);

(c)	If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim;

(d)	If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any third Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment; and

(e)	If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.
6.8	Settlement of Third Party Claims
If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, then the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that if such consent is so withheld or delayed, the liability of the Indemnifying Party shall be limited to the proposed settlement amount.
6.9	Co-operation
The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

6.10	Other Provisions
(a)	The Parties agree that this Article shall be their sole remedy for (and shall govern) any action they may bring for damages arising from a breach of the representations, warranties or covenants made pursuant to this Agreement and that the limitations of this Article shall apply to any such action.

(b)	[ ] shall not be entitled to make a Claim against a member of the Campbell Group for indemnity pursuant to this Agreement (and shall not be obligated to make a Claim) unless and until the aggregate amount of all Losses with respect to all Claims asserted by [ ] under this Agreement exceeds [ ]. Once such minimum threshold in Losses has been sustained by [ ], the entirety of all Losses sustained by [ ] shall be compensable under this Article, subject to the other provisions of this Article.

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(c)	The Parent shall not be entitled to make a Claim against [ ] for indemnity pursuant to this Agreement (and shall not be obligated to make a Claim) unless and until the aggregate amount of all Losses with respect to all Claims asserted by the Parent under this Agreement exceeds [ ]. Once such minimum threshold in Losses has been sustained by the Parent, the entirety of all Losses sustained by the Parent shall be compensable under this Article, subject to the other provisions of this Article.

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(d)	Except for environmental liabilities which shall not be subject to any indemnity limit, the cumulative liability of the Campbell Group for indemnity pursuant to this Agreement shall not exceed the aggregate of the Purchase Price;

(e)	The provisions of this Article are for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs, executors, administrators and other legal representatives.

(f)	The amount of any Claim submitted under this Article as damages or by way of indemnification shall bear interest, from and including the date that the notice of Claim is received at the Prime Rate calculated from and including such date to but excluding the date reimbursement of such Claim by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such claim.
6.11	Fraud or Wilful Misconduct
Notwithstanding anything else herein contained, a Party hereto shall be entitled to indemnification to the fullest extent possible, and any provision herein which would otherwise restrict such right to indemnification or damages hereunder shall be of no force and effect, where the Claim giving rise to such right is based upon fraud or wilful misconduct.

ARTICLE VII
CONDITIONS PRECEDENT
7.1	[ ] Conditions to the Completion of the Acquisition
The obligation of [     ] to acquire the Acquired Debenture pursuant to Section 2.1 is conditional upon and subject to the satisfaction or fulfillment of each of following conditions on or prior to the Closing Date, unless an earlier date is specified:
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(a)	the representations and warranties made in Section 5.1 shall be true and correct in all material respects as at the Effective Time and a certificate of the Parent, the Subsidiary and the Alberta Subsidiary, dated as of the Effective Time to that effect shall have been delivered. Upon the delivery of such certificate, the representations and warranties of the Parent and the Alberta Subsidiary contained in this Agreement shall be deemed to have been made at the Effective Time with the same force and effect as if made at such time;

(b)	[ ] shall be satisfied, acting reasonably, with: (i) the share terms and with the restrictions on share transfer contained in the articles of incorporation of the Alberta Subsidiary; (ii) with the terms of the Subsidiary Preferred Shares; and (iii) with the terms of the Subsidiary Note;

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(c)	all of the covenants, agreements and deliveries of each of the Parent, the Alberta Subsidiary, the Subsidiary and the Other Subsidiary to be performed by them pursuant to the terms of this Agreement at or before the Effective Time shall have been duly performed in all material respects;

(d)	all conditions to the CCAA Plan shall have been satisfied and all appeal periods applicable to the CCAA Plan shall have been satisfied;

(e)	except as contemplated in the CCAA Plan, there shall have been no material adverse change (or any material information that might reasonably be expected to result in a material adverse change) in respect of the Subsidiary, the Alberta Subsidiary or Parent since the date of this Agreement;

(f)	[ ]

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(g)	all of the steps that comprise the Reorganization shall have been completed on or before the Outside Date;

(h)	[ ]

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(i)	each of the consents and approvals listed in Schedule D hereof shall have been obtained;

(j)	each of the releases listed in Schedule E shall have been obtained;

(k)	the 2006 tax return of the Subsidiary shall have been prepared and filed, the December 30, 2004 tax return of the Subsidiary shall have been re-filed and the tax returns of Corporation Copper Rand dated September 2003, December 31, 2003 and December 30, 2004 shall have been re-filed;

(l)	except for the legal hypothecs registered affecting the Subsidiary’s property and which are not possible to remove as of the date of this Agreement, all security registrations against Subsidiary shall have been discharged;

(m)	the receipt of resignations of certain directors of the Alberta Subsidiary and appointment of certain directors as at the Effective Time in accordance with Section 3.3;

(n)	[ ]

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(o)	audited financial statement for the fiscal year ended December 31, 2006 have been prepared in respect of the Subsidiary; and

(p)	[ ] shall be satisfied, acting reasonably with the results of its due diligence investigations.
The foregoing conditions are for the exclusive benefit of [     ] and such conditions may be waived in whole or in part by [     ] on or prior to the Closing Date by delivery to the Parent of a written waiver to that effect signed by [     ].
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7.2	Termination Rights of [ ] Arising From Section 7.1
If any of the conditions for the benefit of [     ] set forth in Section 7.1 shall not have been fulfilled or waived by [     ] at or prior to the Closing Date, then [     ] shall have no further obligation pursuant to this Agreement and may terminate this Agreement, and upon such termination each Party shall be relieved of its obligations hereunder, provided that such termination shall not relieve any Party from its obligations pursuant to Article 8 and Sections 9.2 and 9.9 or from liability, [                    ], for any breach of this Agreement which occurs before such termination.
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7.3	Parent and Alberta Subsidiary Conditions to the Completion of the Acquisition
The obligation of the Parent to cause the Alberta Subsidiary to sell the Acquired Debenture pursuant to Section 2.1, and of the Alberta Subsidiary to complete such sale, is conditional upon and subject to the satisfaction or fulfillment of each of the following conditions at or prior to the Closing Date:

(a)	the representations and warranties of [ ] contained in this Agreement shall be true and correct in all material respects as at the Effective Time with the same force and effect as if such representations and warranties were made at such time, and a certificate of [ ], dated as of the Effective Time to that effect shall have been delivered by [ ] to the Parent at such time. Upon the delivery of such certificate, the representations and warranties of [ ] contained in this Agreement shall be deemed to have been made at the Effective Time with the same force and effect as if made at such time;

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(b)	all of the covenants, agreements and deliveries of [ ] to be performed by it pursuant to the terms of this Agreement at or before the Effective Time shall have been duly performed in all material respects and a certificate of [ ], dated as of the Effective Time to that effect shall have been delivered by [ ] to the Parent at such time; and

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(c)	all conditions to the CCAA Plan shall have been satisfied.
The foregoing conditions are for the exclusive benefit of the Parent and the Alberta Subsidiary and such conditions may be waived in whole or in part by the Parent and the Alberta Subsidiary on or prior to the Effective Time by delivery to [     ] of a written waiver to that effect signed by the Parent and the Alberta Subsidiary.
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7.4	Termination Rights of the Parent and the Alberta Subsidiary
If any of the conditions for the exclusive benefit of the Parent and the Alberta Subsidiary set forth in Section 7.3 shall not have been fulfilled or waived by the Parent and the Alberta Subsidiary at or prior to the Closing Date, then Parent and the Alberta Subsidiary shall have no further obligation pursuant to this Agreement and may terminate this Agreement, and upon such termination and each Party shall be relieved of its obligations hereunder provided that such termination shall not relieve any Party from its obligations pursuant to Article 8 and Sections 9.2 and 9.9 or from liability [                    ].
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ARTICLE VIII
CONFIDENTIALITY
8.1	Confidentiality
Except to the extent disclosure is required by Applicable Laws or is required in connection with a Corporate Opportunity and any related financing, the Parties shall hold in confidence:
(a)	any and all proprietary, confidential, trade secret and any other non-public information and data in relation to the business and affairs of a Party or this transaction;

(b)	any and all proprietary, confidential, trade secret and any other non-public information and data in relation to a Party; and

(c)	the terms and conditions of this Agreement and the fact that the Parties have entered into this Agreement, and no Party shall disclose any of such information or use such information for its own purposes without the prior written consent of the other Parties, except to the Parties’ professional advisors and the principals and professional advisors of any participant in a proposed Corporate Opportunity under a duty of confidentiality. The foregoing provisions set forth in this Section 8.1 shall not apply to:
(d)	information that at the time of disclosure is or thereafter becomes generally available to and known by the public;

(e)	information that is or was received on a non-confidential basis from a source other than a Party; or

(f)	information that was known by a Party prior to disclosure hereunder and is not subject to a confidentiality obligation.
8.2	No Disclosure without Notice and Consent
No party hereto (or its representatives, advisors or agents) shall generally disclose any aspect of the transactions contemplated hereby without prior notice to the other party regarding the content of such disclosure and with the consent of such party. Notwithstanding the foregoing, if either party is required by law or administrative regulation to make any disclosure relating to the transactions contemplated herein, such disclosure may be made, but that party will inform, to the extent reasonably feasible, the other party as to the wording of such disclosure prior to its being made and provided that [     ] may insist that its name (or information allowing the determination of its name) be withheld at its sole discretion.
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ARTICLE IX
GENERAL
9.1	Notices
(a)	Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or sent by courier addressed as follows:
(i)	if to the Parent:

Campbell Resources Inc. 1405, 1155 University Montreal, Québec H3B 3A7

Attention: André Y. Fortier Facsimile: (514) 875-9764

(ii)	if to [ ]:

[ ] [ ] [ ]

[ ] [ ]

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(b)	Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if transmitted after 4:30 p.m. (Montreal time), on the next following Business Day).

(c)	Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 9.1.
9.2	Fees
Except as provided in Section 3.1(o) hereof, each of the Parties shall pay its own legal and accounting costs and other fees, costs and expenses of any nature or kind incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto.
9.3	Further Assurances
Each Party covenants and agrees that it will at all times promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances, and do all such other acts and things as any other Party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.
9.4	Entire Agreement
This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the letter of intent dated February 2, 2007, as amended, between the Parties. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof other than as herein provided.
9.5	Severability
If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
9.6	Amendments and Waivers
No amendment of any provision of this Agreement shall be binding on any Party unless it has been agreed to in writing by each of the Parties. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided. .
9.7	Time of Essence
Time shall be of the essence of this Agreement.
9.8	Successors and Assigns
This Agreement shall enure to the benefit of and shall be binding on the Parties and their respective successors and assigns and shall be enforceable by the Parties and their successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties
9.9	Applicable Laws and Attorment
This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta (with the exception of those provisions relating to conflict of laws principles), and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of Alberta and all courts competent to hear appeals therefrom.
9.10	Counterparts and Facsimile Execution
This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which counterparts shall constitute an original and all of which taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF the Parties have made this Agreement effective as of the day and year first above written.

CAMPBELL RESOURCES INC.

Per:

MSV RESOURCES INC.

Per:

6479499 CANADA INC.

Per:

[ ]

Per:

[ ]

Per:

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SCHEDULE A
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY
1.	Corporate Standing of Parent: The Parent is duly incorporated, validly subsisting and in good standing under the laws of Canada and has all necessary corporate power, authority and capacity to enter into this Agreement and each and every agreement or document to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder;

2.	Corporate Standing of Subsidiaries: Each of the Subsidiary and the Alberta Subsidiary is duly incorporated, validly subsisting and in good standing under the laws of Quebec and Alberta, respectively, and is not registered to carry on business in any other jurisdiction. Except as disclosed in Schedule C, the Subsidiary and the Alberta Subsidiary have no subsidiaries. All outstanding shares of such subsidiaries disclosed in Schedule C shall be transferred to affiliates of the Parent as part of the Reorganization;

3.	Corporate Standing of Other Subsidiary: The Other Subsidiary is duly incorporated, validly subsisting and in good standing under the laws of its jurisdiction of incorporation;

4.	No Conflict: Except as set out in Schedule C, the execution and delivery of this Agreement and each and every agreement or document to be executed and delivered pursuant hereto by the Parent, the Subsidiary, the Alberta Subsidiary and the Other Subsidiary and the consummation of the transactions contemplated hereby do not and will not:
(a)	conflict with or constitute or result in a breach or default by the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary of any provision of its constating documents;

(b)	conflict with any agreement, instrument, permit or authority to which the Parent , the Subsidiary, the Alberta Subsidiary or the Other Subsidiary is a party or by which the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary is bound;

(c)	violate or conflict with any Applicable Laws applicable to the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary; or

(d)	give to any Person any interest or right that has not been waived prior to the date hereof, including a right to purchase any of the Subsidiary Shares (from treasury or otherwise), or any right of termination, cancellation or acceleration under any agreement, instrument, license, permit or authority to which the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary is a party or by which the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary is bound.
5.	Authorization and Execution: Each of the Parent, the Subsidiary, the Alberta Subsidiary and the Other Subsidiary has, to the extent applicable, taken all corporate actions necessary to authorize the execution and delivery of this Agreement and each and every agreement or document to be executed and delivered pursuant hereto, this Agreement has been duly executed and delivered by the Parent, the Alberta Subsidiary and the Subsidiary, all documents to be executed and delivered hereunder by the Parent, the Subsidiary, the Alberta Subsidiary and/or the Other Subsidiary shall be duly executed and delivered, and this Agreement does and such documents will, when executed and delivered, constitute legal, valid and binding obligations of the Parent, the Subsidiary, the Alberta Subsidiary and the Other Subsidiary, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors and general principles of equity;
6.	Ownership of the Subsidiary Shares: Except as set out in Schedule C, as at the date hereof, the Parent is, directly or indirectly, the legal and beneficial owner of all of the shares of the Subsidiary outstanding free and clear of all Encumbrances and as at the Closing Date the Alberta Subsidiary is or will be, the legal and beneficial owner of all of the Shares of the Subsidiary outstanding free and clear of all Encumbrances;

7.	Minute Books: Except as set out in Schedule C, the minute books and corporate records of the Parent, the Subsidiary and the Alberta Subsidiary contain complete and accurate minutes of all meetings and proceedings of the shareholders and directors of the Parent, the Subsidiary and the Alberta Subsidiary , as applicable, since their respective dates of incorporation and the registers of transfers, shareholders and directors are complete and accurate in all material respects. Each of the Parent, the Subsidiary and the Alberta Subsidiary has kept and maintained such corporate records as are required under the laws of its jurisdiction of incorporation, and all such records are accurate, complete and up to date in all material respects;

8.	Shareholder Agreements: Except as set out in Schedule C, there are no shareholders’ agreements, voting trust agreements or other similar agreements relating to the Parent, the Subsidiary or the Alberta Subsidiary, the management of the Parent, the Subsidiary or the Alberta Subsidiary, or the shares or the ownership or voting of any of the issued and outstanding shares of the Parent, the Subsidiary or the Alberta Subsidiary ;

9.	Effect of the CCAA Plan: The CCAA Plan has been filed with the relevant court and no one has appealed such filing or otherwise interfered with the process;

10.	Assets of Subsidiary: Immediately following the Reorganization, the Subsidiary will have no assets other than the Remaining Assets;

11.	Real Property and Leases of Subsidiary: Schedule C sets forth the complete and accurate legal descriptions of all real property of which the Subsidiary is the beneficial or registered owner. Schedule C further sets out all leases or agreements in the nature of a lease for real property to which the Subsidiary is a party;

12.	Agreements of Subsidiary: Other than agreements assigned to or assumed by the Other Subsidiary pursuant to the Reorganization, the Subsidiary is not a party to or otherwise bound by any agreement, contract or commitment, whether written or verbal, in respect of which the Subsidiary shall have any liability from and after the Effective Time;

13.	Authorized and Issued Capital of Subsidiary: The authorized capital of the Subsidiary consists of 46,961,490 common shares, as fully paid and non-assessable shares;

14.	[ ]

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15.	Constating Documents of Subsidiaries: The articles and bylaws of the Subsidiary and the Alberta Subsidiary are as set out in the minute book of the Subsidiary and the Alberta Subsidiary and have not been amended;

16.	Financial Statements: The Financial Statements for the period ended on December 31, 2004 and December 31, 2005 have been prepared in accordance with GAAP and they are complete and accurate in all material respects and present fairly the financial condition and position of the Subsidiary as at December 31, 2005, and December 31, 2004;

17.	Material Changes: Since December 31, 2006, other than as mentioned or contemplated in this Agreement and except as set out in Schedule C there has not been, in any material respect:
(a)	any change in the accounting practices followed by the Subsidiary, other than as required by GAAP or as adopted for new transactions;

(b)	any change in the constating documents of the Subsidiary, and the Subsidiary has not effected any subdivision, consolidation, reclassification or other modification of its share capital;

(c)	any borrowing or increase in existing indebtedness or any liability incurred or any unusual acquisitions or purchases made by the Subsidiary;

(d)	any cancellation of any debts or claims or waiver of any rights of value by the Subsidiary in connection with any aspect of its business whether or not in the ordinary course of its business;

(e)	any repayments of principal by the Subsidiary on any indebtedness owed by the Subsidiary to the Parent;

(f)	any advances or loans by the Subsidiary to any Person;

(g)	any declaration, setting aside or payment by the Subsidiary of any dividend or other distribution in respect of any shares in its capital;

(h)	any purchase or redemption by the Subsidiary of any shares in its capital;

(i)	any bonus or other special payment made by the Subsidiary to the Parent or any of the Parent’s employees, directors or officers; and

(j)	any material adverse change in the business or circumstances of the Subsidiary.
18.	Compliance with Law: Except as set out in Schedule C, each of the Subsidiary and the Alberta Subsidiary has complied with all laws or regulations applicable to the operation of its business, including all Applicable Laws, and each of the Subsidiary and the Alberta Subsidiary had, at the relevant time, all licenses, permits, orders or approvals of, and has made all required registrations with any government or regulatory body that are material to the conduct of its business;

19.	Actions and Complaints: Except as disclosed in Schedule C, neither of the Subsidiary or the Alberta Subsidiary has received notice of any actions, suits, other legal, administrative or arbitration proceedings or government investigations that have not been resolved or settled without any future liability to the Subsidiary commenced nor, at the Parent and the Subsidiary’s knowledge, are any contemplated, at law or in equity or before or by any court or other Governmental Authority and which involve or affect the Subsidiary or the Alberta Subsidiary which could have a material adverse effect on the Subsidiary or Alberta Subsidiary and to the knowledge of the Parent or the Subsidiary there are no grounds upon which any such actions, suits or proceedings may be commenced with a reasonable likelihood of success;

20.	Taxes:
(a)	Tax Returns – All tax returns and reports of the Subsidiary required by law to be filed prior to the date hereof have been filed within the times and in the manner prescribed by Applicable Laws. All such tax returns and reports are true and correct in all material respects and all taxes shown to be payable on such tax returns have been paid or accrued in the Financial Statements and the accounting and financial Books and Records;

(b)	Tax – The Subsidiary has been assessed for federal and provincial income taxes for all years to and including the fiscal year ended December 31, 2005;

(c)	Tax Status – Under the provisions of the Tax Act, the Subsidiary has at all times been and is now a taxable Canadian corporation;

(d)	Provision for Taxes – Adequate provision has been made by the Subsidiary for Taxes payable for the current period for which tax returns are not yet required to be filed;

(e)	Extension Agreements – There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any Taxes by the Subsidiary;

(f)	Collections and Withholdings – The Subsidiary has collected or withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise and has remitted the same to the appropriate Governmental Entity in the manner and within the time required under any Applicable Laws or, if any such amount is not yet due, has set it aside in appropriate accounts for payment when due;

(g)	Rulings – Except as set out in Schedule C, the Subsidiary has not received any written ruling related to Taxes or entered into any agreement with a Governmental Entity relating to Taxes; and

(h)	Contingent Tax Liabilities – Except as set out in Schedule C, the Parent is not aware of any contingent tax liabilities of the Subsidiary;

(i)	Adverse Proceedings – There are no actions, suits, or other proceedings or proposals, investigations or claims in progress, pending or, to the knowledge of the Parent or the Subsidiary, threatened against the Subsidiary in respect of any Taxes of the Subsidiary or the Tax Attributes and there are no currently outstanding reassessments or written inquiries or proposals that have been issued or raised by any Governmental Entity relating to any Taxes or the Tax Attributes.
21.	Tax Residency of Parent: The Parent is not a non-resident of Canada within the meaning and for the purposes of the Tax Act;

22.	Fiscal Year End of Subsidiary: The fiscal year end of the Subsidiary is December 31;

23.	Books and Records of Subsidiary: The accounting and financial Books and Records of the Subsidiary set out and disclose all material financial transactions of the Subsidiary and such transactions have been accurately recorded in the Books and Record of the Subsidiary. The Books and Records of the Subsidiary are not wholly or partly recorded, stored or maintained or otherwise held by any means (including any electronic, mechanical or photographic process) not available to the Subsidiary in the ordinary course of its business;

24.	No Finders’ Fees: Neither [ ] nor the Subsidiary or Alberta Subsidiary shall have any responsibility for any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees, if any, incurred by the Parent, the Subsidiary, the Alberta Subsidiary or the Other Subsidiary with respect to the transactions contemplated hereby;

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25.	Information Made Available to [ ]: The Parent has, and shall continue to have, made available to [ ] all material information requested by [ ] pertaining to or affecting the Parent, the Subsidiary and the Other Subsidiary and has not, and shall not have, withheld from [ ] any material documents or information reasonably required to not make misleading those documents and information made available by the Parent, the Subsidiary or the Other Subsidiary;

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26.	Environmental Matters:
(a)	except as disclosed in Schedule C, the Parent’s and Subsidiary’s operation of the business of the Subsidiary; the property and assets owned, leased or used in connection with such business; and the use, maintenance and operation thereof, have been and are in substantial compliance with all Environmental Laws. To the knowledge of the Parent and the Subsidiary, the Subsidiary has substantially complied with all reporting and monitoring requirements under all Environmental Laws with respect to its business. Neither of the Parent nor the Subsidiary has received any notice of any non-compliance with any Environmental Laws with respect to the Subsidiary’s business, and neither of the Parent or the Subsidiary has been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction with respect to the Subsidiary’s business. None of the Parent nor the Subsidiary has received any claim or demand from any Person or Governmental Entity regarding breach or alleged breach of any Environmental Laws or costs of clean up of any Hazardous Substance or notice of any such claim or demand with respect to the Business and to the best of the knowledge of the Parent and the Subsidiary, there are no grounds on which any such claim or demand could be made with any reasonable likelihood of success;

(b)	the Subsidiary has all Environmental Permits necessary to conduct its business and to own, use and operate the properties and assets used to carry on its business and the operation of the Subsidiary’s business and the properties and assets used in connection therewith have been and are in material compliance with all Environmental Permits. All such Environmental Permits are listed in Schedule C and complete and correct copies thereof have been provided or made available to [ ] prior to the date hereof. The Subsidiary is, and has been, in material compliance with all such Environmental Permits and all such Environmental Permits are valid and in full force and effect. None of the Environmental Permits shall become void or voidable as a result of the consummation of the transactions contemplated hereby and, except as set forth in Schedule C, no consent to such transactions is required to maintain said Environmental Permits in full force and effect. The Parent agrees to assist the Subsidiary with filing all necessary applications and transferring or obtaining all necessary Environmental Permits; and

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(c)	except as disclosed in Schedule C, neither of the Parent or the Subsidiary has Released any Hazardous Substance on or in any of the properties or assets owned, leased or used by or previously owned, leased or used by the Subsidiary and no Release of any Hazardous Substance has occurred on or from such properties or assets during the Parent’s or the Subsidiary’s operation of the Subsidiary’s business or the conduct of any other activities by the Parent or the Subsidiary. Except as disclosed in Schedule C, none of the Parent or the Subsidiary has used any of the properties or assets owned, leased or used by or previously owned, leased or used by the Subsidiary to produce, generate, store, handle, transport or dispose of any Hazardous Substance except in compliance with Environmental Laws and, to the best of the knowledge of the Parent and the Subsidiary, none of the properties previously owned or leased by the Subsidiary has been or is being used as a landfill or waste disposal site.
27.	Insurance: Policies of insurance in force as of the date hereof naming Subsidiary as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of its business as be customary in respect of the businesses carried on by the Subsidiary and, to the extent permitted, shall be transferred to the Other Subsidiary as a result of the transactions contemplated by this Agreement.

28.	Consents and Releases: Schedule D describes all of the consents and approvals required and Schedule E describes all releases from third parties required to be obtained in order to complete the steps and transactions described in this Agreement which occur on or before the Effective Time.

29.	Unassignable Claims: Schedule C describes all contracts and claims which are not assignable without consent and for which no such consent has yet been received.

30.	Liabilities of Subsidiaries: As of the Effective Time, the Subsidiary and the Alberta Subsidiary will have no debts, liabilities or obligations, absolute or contingent, that have not been assumed by the Other Subsidiary except for the Acquired Debenture and the Subsidiary Note.

31.	Except with respect to the transactions contemplated in the CCAA Plan, as of the Effective Time the Subsidiary is not a party to or otherwise bound by any indemnification, guarantee or agreement to grant a guarantee or indemnification in respect of any debt, liability or other obligation of any Person in respect of which the Subsidiary shall have any liability.

32.	No Options, etc.: Other than [ ], no Person has any right, present or future, contingent or absolute (whether by law, pre-emptive or by contract), to purchase any of the Subsidiary Shares or the Alberta Subsidiary Shares or to require the Subsidiary or the Alberta Subsidiary to issue any shares in its capital, there are no outstanding securities of the Subsidiary or Alberta Subsidiary that are convertible into shares in the capital of the Subsidiary or Alberta Subsidiary, and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of the Subsidiary or the Alberta Subsidiary;

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33.	Ownership of the Alberta Subsidiary Shares: As at the Effective Time, the Parent is or will be, as applicable, the legal and beneficial owner of all of the Alberta Subsidiary Shares [ ][ ] free and clear of all Encumbrances;

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34.	Amendment of the CCAA Plan: Between the date of this Agreement and the Effective Time, the CCAA Plan will not be amended save and except with the prior written approval of [ ];
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SCHEDULE B
REPRESENTATIONS AND WARRANTIES OF [     ]
35.	Corporate Standing: [ ] is duly formed and validly subsisting under the laws of the Province of Alberta and has all necessary power, authority and capacity to enter into this Agreement and each and every agreement or document to be executed and delivered pursuant hereto by it and to perform its obligations hereunder and thereunder;

36.	No Conflict: The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered pursuant hereto and the consummation of the transactions contemplated hereby does not and will not:
(a)	conflict with or constitute or result in a breach or default by [ ] of any provision of the constating documents of [ ];

(b)	conflict with any agreement, instrument, permit or authority to which [ ] is a party or by which [ ] is bound;

(c)	violate or conflict with any Applicable Laws applicable to [ ]; or

(d)	give to any Person any interest or right that has not been waived prior to the date hereof, including a right to purchase any of the Subsidiary Shares, or any right of termination, cancellation or acceleration under any agreement, instrument, license, permit or authority to which [ ] is a party to or by which [ ] is bound.
37.	Authorization and Execution: [ ] has taken all actions necessary to authorize the execution and delivery of this Agreement and each and every agreement or document to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder, this Agreement has been duly executed and delivered by [ ] and all documents to be executed and delivered hereunder by [ ] shall be duly executed and delivered, and this Agreement does and such documents will, when executed and delivered, constitute legal, valid and binding obligations of [ ], enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, and general principles of equity; and

38.	No Finders’ Fees: Neither the Parent nor the Subsidiary shall have any responsibility for any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees, if any, incurred by [ ] with respect to the transactions contemplated hereby.

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B-1

SCHEDULE C
DISCLOSURE SCHEDULE
[                    ]
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[                    ]
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Environmental Matters
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[                    ]
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Unassignable Claims
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[                    ]
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SCHEDULE D
CONSENTS AND APPROVALS
(a)	IQ pursuant to the Credit Agreement;

(b)	WMC for assignment of the WMC Purchase Agreement, the Indemnity Agreement and the Trust Agreement;

(c)	SDBJ for assignment of the WMC Purchase Agreement, the Indemnity Agreement and the Accord Commercial dated February 26, 1993; and

(d)	The Trustee for assignment of the Trust Agreement.

D-1

SCHEDULE E
THIRD PARTY RELEASES
(a)	Investissement Québec

(b)	The Administrator of the Subsidiary’s retirement plans

(c)	Nuinsco Resources Ltd. release of pledge over Subsidiary shares

E-1

SCHEDULE F
ASSET TRANSFER AGREEMENT
SEE ATTACHED
[OMITTED]

F-1

SCHEDULE G
FORM OF ACQUIRED DEBENTURE
SEE ATTACHED
[OMITTED]

CONVERTIBLE DEMAND DEBENTURE

Principal Sum: [ ]	Date: •, 2007
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1.	PROMISE TO PAY
1.1 [                    ] (the “Debtor”), a body corporate formed under the laws of the Province of Alberta, for value received, hereby acknowledges itself indebted and promises to pay ON DEMAND to or to the order of [                    ], as holder of this Debenture (the “Holder”), the Principal Sum set out below with accrued interest thereon at the rate set out below, calculated and compounded monthly and, in lawful money of Canada at such place as the Holder, from time to time, may designate by notice in writing to the Debtor, and, should the Debtor at any time make default in payment of any principal or interest, to pay interest both before and after default and judgment on the amount in default at the same rate in like money at the same place on the same dates.
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2.	PRINCIPAL SUM

2.1	The “Principal Sum” is Canadian [ ].
[Principal Sum]
3.	INTEREST RATE
3.1 The “Interest Rate” will be a rate per annum equal to [     ]% per annum, and compounded monthly.
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4.	NO PREPAYMENT
4.1 This Debenture, plus all accrued and unpaid interest shall be due and payable on demand by the Holder , and the Debtor shall have no right to prepay or otherwise make payment on the Principal Sum, without the prior written consent of the Holder.
5. RIGHT OF CONVERSION
5.1 Conversion at the Demand of Holder: Upon and subject to the provisions and conditions herein contained, the Holder shall have the right, at any time, upon the giving of written notice to the Debtor, to convert all of the outstanding Principal Amount of this Debenture with accrued interest thereon into such number of Common Shares of the Debtor (the “Common Shares”) as is equal to [     ]% of the

outstanding Common Shares at the time of conversion (including those Common Shares to be issued on such conversion) and such number of Non-Voting Common Shares of the Debtor (the “Non-Voting Shares”) as, when combined with the Common Shares issuable on conversion of this Debenture, (and including those Non-Voting Shares to be issued on such conversion), is equal to [     ]% of the outstanding shares of the Debtor (the Common Shares and Non-Voting Shares are collectively referred to herein as the “Shares”), as adjusted pursuant to Section 5.6 hereof.
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5.2 Procedure for conversion. If the Holder desires to convert this Debenture into Shares in whole or in part, the Holder shall deliver a written notice (signed by the Holder or his attorney or agent) to the Debtor exercising its right to convert this Debenture, together with this Debenture. Upon the delivery of the said notice, the Holder or such other person in whose name the Shares are to be issued, as designated in the said notice, shall be deemed, for all purposes, to be the holder of record of such number of fully paid and non-assessable Shares into which this Debenture may be converted on the basis contemplated in Section 5.1 and such person or persons shall be entitled to delivery by the Debtor of a certificate or certificates representing such Shares promptly after the exercise of such right of conversion. The Debtor shall thereupon cancel this Debenture to reflect the payment in full of the Principal Amount with accrued interest thereon if the conversion is of the entire Principal Amount hereof with accrued interest thereon or shall endorse this Debenture to reflect a partial payment if the conversion relates to part of the Principal Amount with accrued interest thereon.
5.3 Approvals and Registrations. The Debtor will take such action as may be necessary to secure all registrations and approvals as may be required by applicable statutes or regulations for the issuance of the Shares upon conversion of this Debenture in whole or in part. All Shares issued upon exercise of the right of conversion herein provided for shall be issued as fully paid and non-assessable Shares.
5.4	Adjustment of Shares issued upon conversion.
(a)	If, and whenever at any time and from time to time the Debtor shall (i) subdivide, redivide or change its then outstanding Shares into a greater number of Shares, (ii) reduce, combine, consolidate or change its then outstanding Shares into a lesser number of Shares, or (iii) issue Shares (or securities exchangeable or convertible into Shares) to the holders of all or substantially all of its then outstanding shares by way of stock dividend or other distribution (any of such events being herein called a “Share Reorganization “), the number of Shares to be issued upon conversion shall be adjusted effective immediately after the effective date or record date for the Share Reorganization, by multiplying the number of Shares issuable as set forth in Section 5.1 (as may be adjusted from time to time) by the quotient obtained when:

(i)	the number of Shares outstanding immediately after the completion of such Share Reorganization (but before giving effect to the issue of any Shares issued after such record date otherwise than as part of such Share Reorganization) including, in the case where securities exchangeable or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date, is divided by

(ii)	the number of Shares outstanding on such effective date or record date before giving effect to the Share Reorganization.

(b)	If, and whenever there is a capital reorganization of the Debtor not provided for in Section 5.6(a) or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Debtor with or into another body corporate (any such event being called a “Capital Reorganization”), and the Holder has not exercised its right of conversion prior to the effective date or record date for such Capital Reorganization, then the Holder shall be entitled to receive and shall accept, upon any conversion of the Principal Amount with accrued interest thereon after the effective date or record date for such Capital Reorganization, in lieu of the number of Shares to which it was theretofore entitled upon conversion, the aggregate number of Shares or other securities of the Debtor (or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization) that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, it had been the registered holder of the number of Shares to which it was theretofore entitled upon the conversion of the Principal Amount with accrued interest thereon.
6. COVENANTS
6.1 Covenants of the Debtor. So long as the Principal Sum is outstanding, the Debtor covenants and agrees with the Holder that, unless the Holder otherwise consents in writing:
(i)	Negative Pledge. The Debtor shall not create, issue, incur, assume or permit to exist any security interest on any of its property, undertakings or assets.

(ii)	No Dissolution. The Debtor shall not liquidate, dissolve or wind up or take any steps or proceedings in connection therewith.

(iii)	Limit on Sale of Assets. The Debtor shall not sell, transfer or otherwise dispose of any of its property or assets, except in accordance with the ordinary course of business.

(iv)	Limitation on Debt. The Debtor shall not have or incur, new aggregate indebtedness in excess of $[ ] without the consent of the Holder.
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(v)	Limits on Distributions. Except as approved by the Holder, the Debtor shall not declare any dividends nor make any distributions to its shareholders.

(vi)	Limit on Financial Assistance. The Debtor shall not provide any financial assistance to or in favour of any person.

(vii)	No Merger, Amalgamation, etc. The Debtor shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise.

(viii)	No Amendment of Share Conditions. The Debtor shall not permit its share conditions to be amended, modified, supplemented or restated (or a consent or waiver of like effect to be granted).

(ix)	Limitation on Issue or Sale of Securities. The Debtor shall not issues, sell, transfer or otherwise dispose of any of its securities.

7. SECURITY
7.1 As general and continuing collateral security for the due payment of the Principal Sum, interest and all other monies payable hereunder or from time to time secured hereby and as security for the performance and observance of the covenants and agreements on the part of the Debtor herein contained, the Debtor hereby grants, conveys, mortgages, charges, pledges and assigns to and in favour of the Holder, all of the Debtor’s present and after-acquired real property and grants, assigns, transfers and sets over unto and in favour of the Holder by way of a general assignment and security interest, a first priority security interest in and to all of the Debtor’s present and after-acquired personal property, tangible and intangible; in each case, of every nature and kind and wherever situate. In this Debenture, the mortgages, charges, pledges, assignments and security interests hereby constituted are called the “Security Interest” and the subject matter of the Security Interest is called the “Collateral”.
7.2 The Debtor shall not dispose of or otherwise deal with the Collateral, except in the ordinary course of its business, without the consent of the Holder, and purchasers thereof or parties dealing with the Debtor shall take title thereto subject to the Security Interest unless disposed of or dealt with in the ordinary course of business or as the Holder otherwise agrees. In the event of any such proposed disposition, the Holder will, at the written request of the Debtor, release its Security Interest over the Collateral which is proposed to be disposed of once the Holder is satisfied with the terms of the proposed disposition .
7.3 The Security Interest will not extend or apply to any personal property which is “consumer goods”, as such term is defined in the Personal Property Security Act (Alberta) and the last day of the term of any lease of real property or agreement therefor, but upon the enforcement of the Security Interest, the Debtor will stand possessed of such last day in trust to assign the same at the direction of the Holder to any Person acquiring such term.
7.4 If any of the Collateral may not be mortgaged, charged or assigned, or if the Security Interest may not be created therein by the Debtor in favour of the Holder (because the consent or approval of a third party or parties is required and such consent or approval has not been obtained or the requirement therefor waived as of the date hereof and if the failure to obtain such consent or approval renders any of the Security Interest hereunder invalid and/or unenforceable or because rights appurtenant to the Collateral would not, as a matter of law, pass to the Holder as an incidence of the Security Interest made pursuant to this Debenture) the Debtor shall hold such Collateral and all benefits derived thereunder in trust for the Holder. The Debtor shall, at the request and under the direction of the Holder, in the name of the Debtor, take or cause to be taken all such action and do or cause to be done all such things as are necessary or desirable to preserve such Collateral and all benefits to be derived thereunder for the benefit and account of the Holder, and the Debtor agrees that following the occurrence of an Event of Default and so long as the same is continuing, it shall pay promptly to the Holder all monies collected by or paid to the Debtor in respect of such Collateral.
7.5 The Debtor confirms that value has been given, that the Debtor has rights in the Collateral, and that the Debtor and the Holder have not agreed to postpone the time for attachment of the Security Interest to any of the Collateral. In respect of Collateral, which is acquired after the date of execution hereof, the time for attachment will be the time when the Debtor acquires such Collateral.
7.6 The Holder is the party entitled to receive all amounts payable hereunder and to give a discharge hereof.
7.7 Nothing herein contained shall render the Holder liable to any person for the fulfillment or non-fulfillment of the covenants, obligations, agreements and undertakings of the Debtor under the Collateral or any of them and the Debtor agrees to indemnify and save harmless the Holder from and against any and all claims or demands whatsoever of any person arising from or out of the Collateral, other than any claims or demands arising as a result of the gross negligence or wilful misconduct of the Holder.
7.8 The Security Interest does not and will not extend to, and the Collateral will not include, any agreement, right, franchise, licence or permit (the “Contractual Rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest would constitute a breach of the terms of or permit any Person to terminate the Contractual Rights, but the Debtor will hold its interest therein in trust for the Holder and will assign such Contractual Rights to the Holder forthwith upon obtaining the consent of the other party or parties thereto.
8. EVENTS OF DEFAULT
8.1 The happening of any one or more of the following events shall be considered an event of default (each an “Event of Default”):
(a)	if the Debtor makes default in payment of the principal amount of the Debenture when the same becomes due and payable under any provision hereof;

(b)	if the Debtor makes default in payment of any interest due on the Debenture and such default continues for a period of 5 business days;

(c)	if any proceedings are commenced against the Debtor under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or under the Winding-Up Act (Canada) or any other similar legislation and not discharged within 30 days or if the Debtor makes a proposal under insolvency or restructuring statutes;

(d)	if a judgment shall be rendered against the Debtor for an amount in excess of CDN$ [ ];
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(e)	if a decree or order of a court having jurisdiction in the premises is entered adjudging the Debtor a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against the Debtor or against all or any substantial part of the property of the Debtor or appointing a receiver or receiver-manager or a liquidator or a trustee in bankruptcy of or of any substantial part of the property of the Debtor or ordering the winding-up or liquidation of its affairs;

(f)	if a resolution is passed for the winding-up or liquidation of the Debtor or if the Debtor institutes proceedings to be adjudicated a bankrupt or insolvent or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws or consents to the filing of any such petition or if any such proceedings are commenced against the Debtor and are not discharged within 10 days or if a receiver or receiver-manager is appointed over all or any substantial part of the property of the Debtor or the Debtor makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or takes action in furtherance of any of the aforesaid purposes;

(g)	if an event of default, as defined in any indenture or instrument under which the Debtor has at the time hereof or shall hereafter have outstanding in respect of any indebtedness for borrowed money, shall have occurred and be continuing and such indebtedness shall have been accelerated;

(h)	if the Debtor shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed and after notice in writing has been given by the Holder to the Debtor specifying such default and requiring the Debtor to rectify the same, the Debtor shall fail to make good such default within a period of 15 days unless the Holder (having regard to the subject matter of the default) shall have agreed to a longer period and in such event within the period agreed to by the Holder; and

(i)	if an encumbrancer shall lawfully take possession of the property of the Debtor or any part thereof which is a substantial part thereof or if a distress or execution or any similar process shall be levied or enforced against and remains unsatisfied for or is not discharged within 5 days.
9. ENFORCEMENT
9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder will be entitled to exercise any of the remedies specified below:
(a)	Receiver. The Holder may appoint by instrument in writing one or more receivers, managers or receiver/ manager for the Collateral or the business and undertaking of the Debtor pertaining to the Collateral (the “Receiver”). Any such Receiver will have, in addition to any other rights, remedies and powers which a Receiver may have at Law, in equity or by statute, the rights and powers set out in clauses (b) through (d) in this Section 9.1. In exercising such rights and powers, any Receiver will act as and for all purposes will be deemed to be the agent of the Debtor and the Holders will not be responsible for any act or default of any Receiver. The Holders may remove any Receiver and appoint another from time to time. No Receiver appointed by the Holder need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court.

(b)	Power of Sale. Any Receiver may sell, consign, lease or otherwise dispose of any Collateral by public auction, private tender, private contract, lease or deferred payment with or without notice, advertising or any other formality, all of which are hereby waived by the Debtor. Any Receiver may, at its discretion establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions will be credited against the Principal Sum only as they are actually received. Any Receiver may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Receiver has taken possession of the Collateral.

(c)	Pay Liens and Borrow Money. Any Receiver may pay any liability secured by any actual or threatened mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement (each, a “Lien”) against any Collateral. Any Receiver may borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor pertaining to the Collateral and may grant Liens in any Collateral (in priority to the Security Interest or otherwise) as security for the money so borrowed. The Debtor will forthwith upon demand reimburse the Receiver for all such payments and borrowings and such payments and borrowings will be secured hereby and will be added to the money hereby secured and bear interest at the rate set forth in Section 3.1 hereof.
(d)	Dealing with Collateral. Any Receiver may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral in such manner, upon such terms and conditions and at such time as it deems advisable, including without limitation:

(i)	to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(ii)	to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with Section 9.1(d)(i);

(iii)	to file any claims or take any action or institute any proceedings which the Holder may deem to be necessary or desirable for the collection of the Collateral or to enforce compliance with the terms and conditions of any contract or any account; and

(iv)	to perform the affirmative obligations of the Debtor hereunder (including all obligations of the Debtor pursuant to this Debenture).

(e)	Carry on Business. The Holder or any Receiver may carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.

(f)	Right to Have Court Appoint a Receiver. The Holder may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Holder pursuant to this Debenture.

(g)	Holder May Exercise Rights of a Receiver. In lieu of, or in addition to, exercising its rights, remedies and powers under clauses (a), (f) and (h) of this Section 9.1, the Holder has, and may exercise, any of the rights and powers which are capable of being granted to a Receiver appointed by the Holder pursuant to this Debenture.

(h)	Retention of Collateral. The Holder may elect to retain any Collateral in satisfaction of the Principal Sum. The Holder may designate any part of the Principal Sum to be satisfied by the retention of particular Collateral which the Holder considers to have a net realizable value approximating the amount of the designated part of the Principal Sum, in which case only the designated part of the Principal Sum will be deemed to be satisfied by the retention of the particular Collateral.

(i)	Limitation of Liability. The Holder will not be liable or accountable for any failure to take possession of, seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral and the Holder will not be bound to institute proceedings for any such purposes or for the purpose of reserving any rights, remedies and powers of the Holder, the Debtor or any other Person in respect of any Collateral. If any Receiver or the Holder takes possession of any Collateral, neither the Holder nor any Receiver will have any liability as a mortgagee in possession or be accountable for anything except actual receipts.
(j)	Extensions of Time. Following the occurrence and during the continuance of any Event of Default, the Holder may grant renewals, extensions of time and other indulgences, accept compositions, grant releases and discharges, and otherwise deal or fail to deal with the Debtor, debtors of the Debtor, guarantors, sureties and others and with any Collateral as the Holder may see fit, all without prejudice to the liability of the Debtor to the Holder or the Holder’s rights, remedies and powers under this Debenture.

(k)	Validity of Sale. No Person dealing with the Holder or any Receiver, or with any officer, employee, agent or solicitor of the Holder or any Receiver will be concerned to inquire whether the Security Interests have become enforceable, whether the right, remedy or power of the Holder or the Receiver has become exercisable, whether the Principal Sum remaining outstanding or otherwise as to the proprietary or regularity of any dealing by the Holder or the Receiver with any Collateral or to see to the application of any money paid to the Holder or the Receiver, and in the absence of fraud on the part of such Person such dealings will be deemed, as regards such Person, to be within the rights, remedies and powers hereby conferred and to be valid and effective accordingly.

(l)	Effect of Appointment of Receiver. As soon as the Holder takes possession of any Collateral or appoints a Receiver, all powers, functions, rights and privileges of the Debtor including, without limitation, any such powers, functions, rights and privileges which have been delegated to directors, officers of the Debtor or committees with respect to such Collateral will cease, unless specifically continued by the written consent of the Holder or the Receiver.

(m)	Time for Payment. If the Holder demands payment of the Principal Sum that is payable on demand or if the Principal Sum is otherwise due by maturity or acceleration, it will be deemed reasonable for the Holder to exercise its remedies immediately if such payment is not made, and any days of grace or any time for payment that might otherwise be required to be afforded to the Debtor at law or in equity is hereby irrevocably waived.

(n)	No Implied Waiver. The rights of the Holder (whether arising under this Debenture, any other agreement or at law or in equity) will not be capable of being waived or varied otherwise than by an express waiver or variation in writing, and in particular any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights will not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation on the part of the Holder or on its behalf will in any way preclude the Holder from exercising any such right or constitute a suspension or any variation of any such right.

(o)	Rights Cumulative. The rights, remedies and powers conferred by this Section 9.1 are in addition to, and not in substitution for, any other rights, remedies or powers that the Holder may have under this Debenture, at law, in equity, by or under the Personal Property Security Act (Alberta) or by any other statute or agreement. The Holder may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Holder will be exclusive of or dependent on any other. The Holder may exercise any of its rights, remedies or powers separately or in combination and at any time

9.2 Application of Amounts Received. The proceeds of or any other amount from time to time received by the Holder or the Receiver will be applied as follows: first, to the payment in full of all reasonable fees of the Holder and all out-of-pocket costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and his own client substantial indemnity basis) incurred by the Holder and any Receiver or other enforcement agent appointed by the Holder or a court of competent jurisdiction, as the case may be, in connection with the collection or enforcement of the Principal Sum owed to the Holder, the enforcement of the Security Interest or the preservation of the Collateral; second, in payment to the Holder of the Principal Sum and other amounts payable hereunder; and third, the balance, if any, will be paid, subject to applicable law, to the Debtor.
9.3 Deliver Possession. If the Holder or any Receiver exercises its rights herein to take possession of the Collateral, the Debtor will upon request from the Holder or any such Receiver, assemble and deliver possession of the Collateral at such place or places as directed by the Holder or any such Receiver.
9.4 Release. If the Debtor pays to the Holder the balance of the Principal Sum (including, without limitation, all amounts forming part thereof) with interest thereon as set forth in this Debenture and any and all other amounts that are payable to the Holder on or in relation to the repayment thereof, then the Holder will, at the written request and sole expense of the Debtor, reassign and reconvey the Collateral to the Debtor and release the Security Interest.
10. ATTORNEY IN FACT
10.1 The Debtor hereby irrevocably constitutes and appoints the Holder and any officer, nominee or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Holder’s discretion, for the purpose of carrying out the terms of this Debenture, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Debenture and which the Debtor being required to take or execute has failed to take or execute. The Debtor hereby ratifies all that said attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and will be irrevocable until the Principal Sum has been unconditionally and irrevocably paid and performed in full. The Debtor also authorizes the Holder, at any time and from time to time, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral in connection with the sale provided for in Section 9.1(b) hereof.
11. EXPENSES
11.1 The Debtor agrees to pay the Holder forthwith on demand all reasonable costs, charges and expenses, including, without limitation, all reasonable legal fees (on a solicitor and his own client substantial indemnity basis), incurred by the Holder in connection with the administration, recovery or enforcement of payment of any amounts payable hereunder whether by realization or otherwise. All such sums will be secured hereby and will be added to the money hereby secured and bear interest at the rate set forth in Section 3.1 hereof.
12. PLEDGE OF DEBENTURE
12.1 This Debenture may be assigned, deposited or pledged by the Holder as security for its present and future obligations. This Debenture will not be deemed to have been redeemed by reason of the account of the Debtor having ceased to be in debit while this Debenture was so assigned, deposited or pledged and no payment will reduce the amount owing or payable under this Debenture unless specifically appropriated to and noted on this Debenture by the Holder at the time of payment.
13. PRESENTMENT
13.1 The Debtor hereby expressly waives demand for payment, presentment, protest and notice of dishonour of this Debenture. Any failure or omission by the Holder to present this Debenture for payment, protest or provide notice of dishonour will not invalidate or adversely affect in any way any demand for payment or enforcement proceeding taken under this Debenture.
14. ENUREMENT AND ASSIGNMENT
14.1 The provisions of this Debenture will be binding upon the Debtor and its successors and will enure to the benefit of the Holder and its respective successors and assigns. The Debtor will not assign this Debenture without the Holder’s prior written consent.
15. GOVERNING LAW
15.1 This Debenture will be governed by and construed in accordance with the Laws of the Province of Alberta and the laws of Canada applicable therein, without giving effect to the conflict of law principles thereof. Without prejudice to the ability of the Holder to enforce this Debenture in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Alberta, or any appellate courts thereof, for the purposes of this Debenture.
16. SEVERABILITY
16.1 If any portion of this Debenture or the application thereof to any circumstance will be held invalid or unenforceable by a court of competent jurisdiction from which no further appeal has or is taken, to an extent that does not affect in a fundamental way the operation of this Debenture, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Debenture will not be affected thereby and will be valid and enforceable to the fullest extent permitted by applicable Law.
17. FURTHER ASSURANCES
17.1 The Debtor hereby covenants and agrees that it will at all times, at its own cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and singular such further acts, deeds, mortgages, charges, assignments and assurances in law as the Holder may require, acting reasonably, for the better mortgaging, charging, pledging and assigning unto the Holder the Collateral hereby mortgaged, charged, pledged or assigned or intended so to be or which the Debtor may hereafter become bound to mortgage, charge, pledge or assign in favour of the Holder and for the better accomplishing, effectuating and perfecting of this Debenture, including but not limiting the generality of the foregoing, such as may be required in order to register or file this Debenture or perfect the registration of this Debenture wherever the Holder in its discretion considers that the same or notice of the same ought to be registered or filed.

18. CONSENT AND WAIVER
18.1 No consent or waiver by the Holder will be effective unless made in writing and signed by an authorized officer of the Holder.
18.2 The Debtor hereby waives any and all rights the Debtor has or may have to receive a copy of any financing statement or financing change statement filed by or for the Holder or any verification statement in respect thereof.
19. NOTICE
19.1 Any notice, demand, consent, approval or other communication from the Debtor to the Holder, or vice versa, will be in writing and will be sufficiently given or made if given by personal delivery (including overnight courier service) or by transmittal by telecopy, addressed to the respective parties as follows:
To the Debtor:
[                ]
[                ]
[                ]
[          ]
Attention: [                ]
Facsimile: [                ]
   [Description of the type of information that has been marked to be unreadable: Name of party]
With a copy to:
Lavery, de Billy, LLP
1 Place Ville-Marie, Suite 4000
Montreal, Quebec H3B 4M4
Attention: André Paquette
Facsimile: 514-871-8977
To the Holder:
[                ]
[                ]
[                ]
Attention: [                ]
Facsimile: [                ]
   [Description of the type of information that has been marked to be unreadable: Name of party]

20. ASSIGNMENT AND TRANSFER
20.1 This Debenture may be transferred by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by use of the attached Transfer Form or other instrument in writing in form and execution satisfactory to the Debtor.
21. RECEIPT OF COPY
21.1 The Debtor acknowledges receipt of an executed copy of this Debenture.
     THIS DEBENTURE executed at Calgary, Alberta effective the date first written above.

[ ]

Per:
[ ]

[ Description of the type of information that has been marked to be unreadable: Name of party]

Transfer Form
FOR VALUE RECEIVED the undersigned holder hereby sells, assigns and transfers unto:

(Please print name and address including postal code of assignee)

the within ___% Convertible Demand Debenture of                     , (the “Debtor”) dated as of                                          and constitutes and appoints                                                              .
[Description of the type of information that has been marked to be unreadable: Percentage]
[Description of the type of information that has been marked to be unreadable: Name of party]
Attorney to transfer the said Debenture on the books of the Debtor, with full power of substitution in the premises.

Date:

Signature of Transferor:

SCHEDULE H
FORM OF ALBERTA SUBSIDIARY NOTE
SEE ATTACHED
[OMITTED]

PROMISSORY NOTE
Date: •, 2007
1. PROMISE TO PAY
1.1 [                    ] (the “Debtor”), a body corporate formed under the laws of the Province of Alberta, for value received, hereby acknowledges itself indebted and promises to pay to or to the order of Campbell Resources Inc. (the “Creditor”), the Principal Sum set out below, in lawful money of Canada at such place as the Creditor, from time to time, may designate by notice in writing to the Debtor, and, should the Debtor at any time make default in payment of any principal, to pay interest both before and after default and judgment on the amount in default at the Interest Rate set out below in like money at the same place on the same dates.
[Description of the type of information that has been marked to be unreadable: Name of party]
2. PRINCIPAL SUM
2.1 The “Principal Sum” is [                    ].
[Description of the type of information that has been marked to be unreadable: Principal Sum]
3. INTEREST RATE
3.1 This Promissory Note shall not bear interest except to the extent that the Debtor is in default of payment of the Principal sum as set out in Section 1.1 hereof, and following any such default, the “Interest Rate” will be a rate equal to [   ]% per annum, compounded monthly.
[Description of the type of information that has been marked to be unreadable: Percentage]
4. PAYMENT
4.1 Except as otherwise set out herein, the Principal Sum shall be due and payable by the Debtor to the Creditor five (5) business days following [                    ].
[Description of the type of information that has been marked to be unreadable: Payment terms]
5. RESILIATION/TERMINATION
5.1 All obligations of the Debtor hereunder shall immediately terminate upon the dissolution of MSV and the Creditor hereby agrees that is shall take such actions as are reasonably requested by the Debtor to cancel and terminate this Promissory Note upon such a dissolution.
6. COVENANTS
6.1 Covenants of the Debtor. So long as the Principal Sum is outstanding and MSV has not been dissolved, the Debtor covenants and agrees with the Creditor that, unless the Creditor otherwise consents in writing:

(i)	No Dissolution. The Debtor shall not liquidate, dissolve or wind up or take any steps or proceedings in connection therewith.

(ii)	Limitation on Debt. The Debtor shall not have or incur, new indebtedness which would prevent or impair the payment of the Principal Sum hereunder.
7. GUARANTEE
7.1 [                    ] hereby guarantees the due payment to the Creditor of the Principal Sum, and all other monies payable hereunder and the performance and observance of the covenants and agreements on the part of the Debtor herein contained.
[Description of the type of information that has been marked to be unreadable: Name of party]
7.2 The Creditor may enforce its rights against [   ] in accordance with the guarantee provided in Section 8.1 without being bound to exercise or exhaust its recourses against the Debtor. [   ] waives any benefit of discussion.
[Description of the type of information that has been marked to be unreadable: Name of party]
7.3 [   ] shall remain liable to the Creditor in accordance with the guarantee provided in Section 8.1 even if the Debtor is discharged or partially released by reason of a bankruptcy, a proposal, or an arrangement.
[Description of the type of information that has been marked to be unreadable: Name of party]
7.4 [   ]’s guarantee shall remain in effect notwithstanding a change in the relationship between [   ]and the Debtor.
[Description of the type of information that has been marked to be unreadable: Name of party]
8. EXPENSES
8.1 The Debtor agrees to pay the Creditor forthwith on demand all reasonable costs, charges and expenses, including, without limitation, all reasonable legal fees (on a solicitor and his own client substantial indemnity basis), incurred by the Creditor in connection with the recovery or enforcement of payment of any amounts payable hereunder.
9. PRESENTMENT
9.1 The Debtor hereby expressly waives demand for payment, presentment, protest and notice of dishonour of this Promissory Note. Any failure or omission by the Creditor to present this Promissory Note for payment, protest or provide notice of dishonour will not invalidate or adversely affect in any way any demand for payment or enforcement proceeding taken under this Promissory Note.
10. ENUREMENT AND ASSIGNMENT
10.1 The provisions of this Promissory Note will be binding upon the Debtor and its successors and will enure to the benefit of the Creditor and its respective successors and assigns. The Debtor will not assign this Promissory Note without the Creditor’s prior written consent, such consent not to be unreasonably withheld.

11. GOVERNING LAW
11.1 This Promissory Note will be governed by and construed in accordance with the Laws of the Province of Québec and the laws of Canada applicable therein, without giving effect to the conflict of law principles thereof. Without prejudice to the ability of the Creditor to enforce this Promissory Note in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Québec, or any appellate courts thereof, for the purposes of this Promissory Note.
12. SEVERABILITY
12.1 If any portion of this Promissory Note or the application thereof to any circumstance will be held invalid or unenforceable by a court of competent jurisdiction from which no further appeal has or is taken, to an extent that does not affect in a fundamental way the operation of this Promissory Note, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Promissory Note will not be affected thereby and will be valid and enforceable to the fullest extent permitted by applicable law.
13. FURTHER ASSURANCES
13.1 The Debtor hereby covenants and agrees that it will at all times, at its own cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and singular such further acts, deeds, and assurances in law as the Creditor may require, acting reasonably.
14. CONSENT AND WAIVER
14.1 No consent or waiver by the Creditor will be effective unless made in writing and signed by an authorized officer of the Creditor.
15. NOTICE
15.1 Any notice, demand, consent, approval or other communication from the Debtor to the Creditor, or vice versa, will be in writing and will be sufficiently given or made if given by personal delivery (including overnight courier service) or by transmittal by telecopy, addressed to the respective parties as follows:

To the Debtor:

[ ]
[ ]
[ ]
[ ]

Attention:	[ ]
Facsimile:	[ ]

[Description of the type of information that has been marked to be unreadable: Name of party]

To the Creditor:

Campbell Resources Inc.
1405, 1155 University

Montreal, Quebec
H3B 3A7

Attention:	André Fortier
Facsimile:	(514) 875-9764

To [ ]:

[ ]
[ ]
[ ]

Attention:	[ ]
Facsimile:	[ ]
[Description of the type of information that has been marked to be unreadable: Name of party]
16. ASSIGNMENT AND TRANSFER
16.1 This Promissory Note may be transferred by the Creditor hereof or his legal representatives or his or their attorney duly appointed with the prior written consent of [     ] and the Debtor, such consent not to be unreasonably withheld.
[Description of the type of information that has been marked to be unreadable: Name of party]
THIS PROMISSORY NOTE executed effective the date first written above.

[ ]

Per:
[ ]

[Description of the type of information that has been marked to be unreadable: Name of party]

[ ]

Per:
[ ]

[Description of the type of information that has been marked to be unreadable: Name of party]

CAMPBELL RESOURCES INC.

Per:
André Fortier

Certain portions of this document have been marked as to be unreadable pursuant to a confidential treatment request submitted by Campbell Resources Inc. to the U.S. Securities and Exchange Commission. The original contracts have been filed separately with the U.S. Securities and Exchange Commission as part of the confidential treatment request.
AMENDING AGREEMENT
THIS AGREEMENT is made effective the 29th day of August, 2007,
AMONG:
[                    ], a body corporate incorporated under the laws of the Province of Alberta (“[                    ]”)
[Description of the type of information that has been marked to be unreadable: Name of the party.]
- and -
CAMPBELL RESOURCES INC., a corporation incorporated under the laws of Canada (the “Parent”)
- and -
MSV RESOURCES INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of the Province of Quebec (the “Subsidiary”)
- and -
6479499 CANADA INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of Canada (the “Other Subsidiary”)
- and -
[                    ], a subsidiary corporation of the Parent incorporated under the laws of the Province of Alberta (the “Alberta Subsidiary”)
[Description of the type of information that has been marked to be unreadable: Name of the party.]
     WHEREAS [     ] , the Parent, the Subsidiary, the Other Subsidiary and the Alberta Subsidiary are parties to an Investment Agreement dated June 13, 2007 (the “Investment Agreement”);
     AND WHEREAS the parties hereto wish to amend the terms of the Investment Agreement;
     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of this Agreement and the mutual terms and conditions set forth herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:
1.	Subsection 1.1(ii) of the Investment Agreement is hereby deleted and replaced with the following:
(t)	“Outside Date” means October 31, 2007, or such later date as the Parties acting reasonably agrees to in writing;
2.	Except to the extent amended by this Agreement, the parties hereby confirm the terms and provisions of the Investment Agreement, which shall continue in full force and effect in accordance with the terms thereof.

3.	This Agreement may be executed in counterparts and delivered by facsimile or other electronic means, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF the Parties have made this Agreement effective as of the day and year first above written.

CAMPBELL RESOURCES INC.

Per:

MSV RESOURCES INC.

Per:

6479499 CANADA INC.

Per:

[ ]

Per:

[ ]

Per:

[Description of the type of information that has been marked to be unreadable: Name of the parties.]

Certain portions of this document have been marked as to be unreadable pursuant to a confidential treatment request submitted by Campbell Resources Inc. to the U.S. Securities and Exchange Commission. The original contracts have been filed separately with the U.S. Securities and Exchange Commission as part of the confidential treatment request.
SECOND AMENDING AGREEMENT
THIS AGREEMENT is made effective the 29th day of October, 2007,
AMONG:
[                    ] , a body corporate incorporated under the laws of the Province of Alberta (“[                    ] “)
[Description of the type of information that has been marked to be unreadable: Name of the party.]
- and -
CAMPBELL RESOURCES INC., a corporation incorporated under the laws of Canada (the “Parent”)
- and -
MSV RESOURCES INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of the Province of Quebec (the “Subsidiary”)
- and -
6479499 CANADA INC., a wholly-owned subsidiary corporation of the Parent incorporated under the laws of Canada (the “Other Subsidiary”)
- and -
[                    ] , a subsidiary corporation of the Parent incorporated under the laws of the Province of Alberta (the “Alberta Subsidiary”)
[Description of the type of information that has been marked to be unreadable: Name of the party.]
     WHEREAS [      ] , the Parent, the Subsidiary, the Other Subsidiary and the Alberta Subsidiary are parties to an Investment Agreement dated June 13, 2007 (the “Investment Agreement”);
     AND WHEREAS the parties hereto entered into an amending agreement dated August 29, 2007;

     AND WHEREAS the parties hereto wish to further amend the terms of the Investment Agreement;
     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of this Agreement and the mutual terms and conditions set forth herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:
1.	Subsection 1.1(ii) of the Investment Agreement is hereby deleted and replaced with the following:
(t)	“Outside Date” means November 30, 2007, or such later date as the Parties acting reasonably agree to in writing;
2.	Except to the extent amended by this Agreement, the parties hereby confirm the terms and provisions of the Investment Agreement, which shall continue in full force and effect in accordance with the terms thereof.

3.	This Agreement may be executed in counterparts and delivered by facsimile or other electronic means, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF the Parties have made this Agreement effective as of the day and year first above written.

CAMPBELL RESOURCES INC.

Per:

MSV RESOURCES INC.

Per:

6479499 CANADA INC.

Per:

[ ]

Per:

[ ]

Per:

[Description of the type of information that has been marked to be unreadable: Name of the parties.]